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                                                                   EXHIBIT 23.02



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Portola Packaging, Inc. of our report dated November 18, 2003, except for note 17, as to which the date is May 21, 2004, relating to the financial statements, which appears in Portola Packaging, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2003. We also consent to the incorporation by reference of our report dated November 18, 2003, except for note 17, as to which the date is May 21, 2004, relating to the financial statement schedule, which appears in Portola Packaging, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
May 25, 2004